EXHIBIT 10.15


                         MANAGEMENT CONSULTING AGREEMENT


         THIS AGREEMENT ("Agreement") is made effective as of the 1st day of January, 2002 by and between MERCURY WASTE SOLUTIONS, INC. ("Company") and U.S. ENVIRONMENTAL, INC. (the "Consultant").

         WHEREAS, Company is in the business of recycling fluorescent lamps and distilling/retorting mercury; and

         WHEREAS, Company has requested that Consultant provide Company with management, operational, and general business consulting services (collectively, the "Services"); and

         WHEREAS, Company and Consultant desire to enter into this Agreement with respect to the Services to be provided by Consultant to Company, upon the terms herein specified;

         NOW, THEREFORE, in consideration of the foregoing, which are hereby made a part of this Agreement, of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

         1. Services.

                  (a) Company hereby appoints Consultant to render and Consultant agrees to perform on behalf of Company, the Services, as well as provide general business services as requested by Company from time to time during the term of this Agreement, as herein contemplated. All Services performed by Consultant shall be performed by Mark Edlund.

                  (b) Subject to such guidelines and limitations as the Board of Directors of Company may from time to time impose, during the term of this Agreement, Consultant shall have the authority to administer, manage, and consult with the officers of Company with respect to the businesses and properties of Company, and Consultant, generally, shall render such services as may be required in connection with the supervision and administration of the businesses and properties of Company. In addition, Consultant shall provide such other general business services as Company requests from time to time.

                  (c) Company acknowledges that Consultant shall devote as much time to the management of Company and its businesses and properties as Consultant may deem to be necessary under the circumstances, however, the Consultant shall devote no less forty (40) hours per week to the consulting services for Company in addition to any time the Consultant may be required to deliver to Company under any other Agreement. Company understands and agrees, however, that, Consultant may engage in other non-competitive businesses.

                  (d) For the Services to be performed under this Agreement, Company shall pay to Consultant a monthly fee in the amount of Ten Thousand Dollars ($10,000.00), payable monthly in advance on the first day of each month.

                  (e) By June 30, 2003, Consultant shall have recruited and the Company shall have hired an individual, acceptable to the Company in its sole discretion, to replace Consultant and Mark Edlund and perform the Services for the Company as an employee of the Company. Consultant shall work with the Company in such recruitment process and keep the Company informed as to Consultant's progress. Consultant shall fully train and provide knowledge transfer to such individual by the end of the term of this Agreement such that the Services of Consultant are no longer necessary or desirable by Company.

         2. Indemnification and Release. Consultant shall indemnify and hold Company and its subsidiaries, parents and other affiliated entities, and their shareholders, directors, employees and agents (collectively, the "Affiliates") harmless from and against any and all liabilities, losses, damages, claims, costs, causes of action and expenses, including but not limited to the costs of defense and attorneys' fees, suffered, paid or incurred by any of the Affiliates, whether or not suit is filed, arising out of, resulting from or connected with, in whole or in part, the performance or breach of this


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Agreement by Consultant. Consultant hereby releases the Affiliates from all claims and liability arising out of, resulting from or connected with, in whole or in part, this Agreement and the Services, including but not limited to liability for any injuries of Consultant or its employees.

         3. Non-Disclosure of Confidential Information.

                  (a) Non-Disclosure. Consultant covenants and agrees that both during the term of this Agreement and forever following termination of this Agreement, Confidential Information (as hereinafter defined) will not be communicated or disclosed by him (directly or indirectly) to any person or entity, including but not limited to, the press, professionals, corporations, partnerships or the public, nor will Consultant make use of, divulge or otherwise disclose, directly or indirectly, Confidential Information except in the performance of his services as directed by Company. Consultant further agrees to never use such information for Consultant's benefit or the benefit of any other person, firm, corporation or entity, directly or indirectly. Consultant agrees to take reasonable security measures to prevent accidental disclosure and industrial espionage. Consultant further covenants and agrees that he or she will faithfully abide by all rules and regulations established by Company for insuring the confidentiality of the foregoing information and data.

                  (b) Confidential Information. Confidential Information means any information or compilations of information that derives independent economic value from not being generally known or readily ascertainable by proper means. Confidential Information includes, but is not limited to, the existence and terms of this Agreement, the Services, shareholder information of any Affiliate, trade secrets, customer lists, supplier lists, manufacturing processes, sales techniques, marketing plans, products, services, product development plans, marketing information, financial information, management systems and procedures, and the results of research and development whether complete or in process, whether the foregoing is written, oral or in any other form. Confidential Information includes information from, about or related to any and all Affiliates.

                  (c) Documents and Tangible Items. All documents and tangible items which contain or deal in any manner with Confidential Information shall remain the exclusive property of Company along with all copies, recordings, abstracts, notes or reproductions of the documents and tangible items or the information they contain. Upon termination of this Agreement, Consultant will return to Company any and all written or other recorded forms of the foregoing information and data, and will take with him, no documents, writings, recordings or reproduction in any form which may have been entrusted to him during the term of this Agreement or to which he had access or possession.

                  (d) Continuation of Obligation. The obligations of this Section shall survive the termination of this Agreement and continue until the information at issue is no longer confidential and becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Consultant or a breach of a confidentiality obligation owed to Company by any other person or entity.

         4. Inventions or Discoveries. Consultant acknowledges that inventions or other discoveries may be developed, conceived or otherwise made by Consultant during the term of this Agreement. Consultant agrees that all such inventions or other discoveries shall be the exclusive property of Company. With respect to all such inventions or other discoveries, Consultant agrees to:

                  (a) Keep accurate, complete and timely records, which shall be Company's property and be retained on Company's premises; and

                  (b) Promptly and fully disclose and describe all such inventions or other discoveries to Company; and

                  (c) Assign (and Consultant does hereby assign) to Company all of Consultant's rights to these inventions or other discoveries, and to application for letters patent or copyrights in all countries and to letters patent or copyrights granted upon these inventions or other discoveries in all countries; and

                  (d) To do such other acts as may be necessary in the reasonable opinion of Company to preserve property rights to these inventions or other discoveries against forfeiture, abandonment or loss and to obtain and maintain


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letters patent or copyrights and to vest the entire right and title thereto exclusively in Company.

         The obligations of this Section shall continue beyond the termination of this Agreement with respect to inventions or other discoveries conceived or otherwise developed during the term of this Agreement and shall be binding upon assigns, executors, administrators and other legal representatives.

         5. Works for Hire. Whether or not acceptable as delivered, Consultant acknowledges and agrees that all drafts, versions, research material and other tangible expression of every kind and nature relating to the Services, as well as any other work performed for Company by Consultant (the "Materials"), have been specifically commissioned by Company and shall be considered "works for hire" as defined in the Copyright Act of 1976, as amended (the "Act"), granting Company full ownership of such Materials and all rights comprised therein. Should any aspect of the Materials not fall within the definition of a "work for hire" as set forth in the Act, Consultant hereby assign to Company full ownership of the copyright to such Materials and all rights comprised therein. Company's rights in and to the Materials include, but are not limited to: (a) the exclusive right to copy, reproduce, manufacture, market, publish, distribute, sell, and use the Materials and (b) the exclusive right to prepare, copy, reproduce, manufacture, market, publish, distribute, sell, and use any and all derivative works based upon the Materials. Consultant also agrees to deliver all such Materials to Company promptly upon request and to execute any documents that Company deems reasonably necessary, desirable or helpful to evidence, maintain, protect or enforce Company's rights under this Agreement. The provisions of this paragraph shall survive the termination of this Agreement. Mark Edlund has executed an agreement with Consultant assigning all of his rights in any work product to Consultant.

         6. Consultant Relationship. It is understood and agreed that Consultant shall be acting only in the capacity of an independent contractor insofar as this Agreement is concerned, and not as a partner, co-venturer, agent, employee, franchisee or representative of Company. As such, the payments made by Company to Consultant are only for the acceptable performance of the Services. Company is interested only in the results obtained under this Agreement; the manner and means of Consultant's performance is within Consultant's sole control and discretion, as Company, by this Agreement, is only purchasing Consultant's accurate results in connection with the performance of the Services. Consultant shall be solely liable for all remuneration, compensation, or other payments which may be due to employees of Consultant, and Company shall have no obligation with respect to any employees of Consultant. Consultant is responsible for federal, state and local taxes, FICA and FUTA payments, licenses, permits and registration charges, expenses of maintenance, insurance and other expenses incidental to Consultant's business.

         7. Term. This Agreement and the performance of Consultant's services pursuant hereto shall be for a term of two (2) years from the date hereof, and shall terminate on December 31, 2003, unless extended by a writing executed by both parties.

         8. Miscellaneous.

                  (a) Reasonableness of Agreement. Consultant agrees that the provisions of this Agreement are reasonable. Notwithstanding the foregoing, if any of the covenants shall be held to be invalid or unenforceable, the remaining parts thereof shall continue to be valid and enforceable as though the invalid and unenforceable parts have not been included therein. In the event that a court of competent jurisdiction determines that one or more of the provisions or portions of the provisions contained in this Agreement is over broad or over reaching, such provision or portion thereof shall be deemed modified to the extent necessary to make it enforceable to the maximum extent allowed by law. If any provision herein is not enforceable as written, the parties hereto agree that such court shall reform the provision to provide the maximum restriction enforceable against Consultant and that the provision, as reformed, shall be enforceable.

                  (b) Injunctive Relief. The parties to this Agreement agree that violation of this Agreement by Consultant would confer irreparable harm on Company which irreparable harm may not be compensable entirely with the monetary damages. The parties agree that injunctive relief is an appropriate remedy. Such relief shall be in addition to other remedies at law.

                  (c) Accounting for Profits. Consultant agrees that the violation of this Agreement, in addition to other remedies, shall entitle Company to an accounting and repayment of all profits or remunerations which Consultant directly


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or indirectly has realized and/or may realize or any other entity has realized or may realize in connection with the Consultant's breach of the provisions of this Agreement.

                  (d) Enforceability/Construction. The headings of this Agreement are for purposes of convenience only, and shall not affect the interpretation of any of its provisions. This Agreement constitutes the entire Agreement between the parties. No modification or waiver is effective unless in writing. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs. This Agreement shall be governed by the laws of the State of Minnesota. The parties hereto consent to the jurisdiction of the Courts of Hennepin County, Minnesota, and agree that its jurisdiction shall be exclusive.

                  (e) Assignment. The rights and obligations of Consultant under this Agreement shall not be assignable without the prior written consent of Company. Any attempted assignment in violation of this Agreement shall be void and of no effect. Subject to the foregoing, his Agreement shall be binding on the parties hereto, their successors and assigns.

                  (f) Waiver. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any provision of this Agreement shall be binding on the parties hereto unless it is executed in writing by the party making the waiver.

                  (g) Governing Law. All questions concerning the validity, operation, interpretation, and construction of this Agreement shall be governed by and determined in accordance with the internal laws of the State of Minnesota, other than its choice of law provisions.

         IN WITNESS WHEREOF, the parties have caused this Management Consulting Agreement to be duly executed as of the date first written above.


         COMPANY:                  MERCURY WASTE SOLUTIONS, INC.


                                   By  \s\ Todd J. Anderson
                                       --------------------
                                       Todd J. Anderson, Chief Financial Officer



         CONSULTANT:               U.S. ENVIRONMENTAL, INC.


                                   By  \s\ Mark Edlund
                                       ---------------
                                   Its President



         By signing below, Mark Edlund agrees to the terms of this Agreement and agrees to be bound by and subject to all provisions applicable to "Consultant."


                                   \s\ Mark Edlund
                                   ---------------
                                   Mark Edlund


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